UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/13/2012

CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34146

Delaware	20-3594554
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 West Riverside Ave., Suite 1100
Spokane, WA 99201
(Address of principal executive offices, including zip code)

509-344-5900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 13, 2012, the Board of Directors of Clearwater Paper Corporation elected Johnathan D. Hunter as Interim Chief Financial Officer, effective April 13, 2012. The Company is currently engaged in a search for a permanent CFO. Mr. Hunter will serve as Interim CFO until a permanent CFO is in place for the Company. He will continue in his role as Vice President, Corporate Controller for the Company and is based at the Company's Spokane headquarters.

Mr. Hunter has assumed the duties and responsibilities of CFO from Linda K. Massman. Ms. Massman's role and title remains as President and Chief Operating Officer for the Company.

Mr. Hunter, age 43, served as Corporate Controller of the Company from August 2009 to December 2011, and as Vice President, Corporate Controller since December 2011. Before joining Clearwater Paper, Mr. Hunter was Vice President, Controller for NightHawk Radiology, Inc., a radiology services company, from September 2006 to August 2009, where he was responsible for all financial and operations accounting matters.

Mr. Hunter earned a Bachelors and Masters of Accounting and Information Systems from the Brigham Young University and is a CPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARWATER PAPER CORPORATION

Date: April 13, 2012	By:	/s/ Michael. S. Gadd
Michael. S. Gadd
Corporate Secretary